Exhibit 10.20
JBG SMITH Properties

Amendment No. 1

to the

2017 Employee Share Purchase Plan

(As approved by the sole shareholder on July 10, 2017)
The 2017 Employee Share Purchase Plan of JBG SMITH Properties, effective July 17, 2017 (the “ESPP”), is hereby amended as follows, effective January 1, 2018:
1.The second sentence of Section 15 of the ESPP is hereby deleted in its entirety and replaced with the following:

Each employee agrees, by participating in the Plan, that Shares purchased under the Plan must be held for at least twelve (12) months from the applicable Exercise Date.